UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2014, Concurrent Computer Corporation (“Concurrent”) held its Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The following matters were submitted to a vote of stockholders.

Election of Directors: The stockholders re-elected seven nominees for director. Votes regarding the election of seven directors to serve until the next Annual Meeting of Stockholders in 2015 were as follows:

Name	For	Abstained	Broker Non-Vote
Charles Blackmon	4,730,591	372,039	3,149,636
Larry L. Enterline	4,737,264	365,366	3,149,636
C. Shelton James	4,727.984	374,646	3,149,636
Dan Mondor	4,729,539	373,091	3,149,636
Steve G. Nussrallah	4,723,918	378,712	3,149,636
Robert M. Pons	4,645,100	457,530	3,149,636
Dilip Singh	4,796,770	305,860	3,149,636

Ratification of Accountants: The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending June 30, 2015. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
8,159,827	52,385	40,054	-

Say on Pay: The stockholders approved, on an advisory basis, the compensation of Concurrent’s named executive officers, as disclosed in Concurrent’s proxy statement under the heading “Compensation Discussion and Analysis,” the Summary Compensation Table, and the related compensation tables, notes, and narratives. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
4,968,354	79,546	54,728	3,149,638

Approval of Stock Incentive Plan Amendment: The stockholders approved the amendment to increase the number of shares authorized in Concurrent’s 2011 Stock Incentive Plan by 600,000 from 500,000 to 1,100,000. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstained	Broker Non-Vote
4,726,232	347,010	29,387	3,149,637

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: October 23, 2014	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and EVP of Operations